EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-38024 and No. 333-69723 of Del Global Technologies Corp. on Form S-8 of our report dated February 24, 2003 appearing in this Annual Report on Form 11-K of Del Global Technologies Corp. 401(k) Plan for the year ended December 31, 2001.

Date: May 12, 2003	/s/ Deloitte & Touche LLP
Deloitte & Touche LLP New York, NY